            As Filed with the Securities and Exchange Commission on
                                 March 28, 1997
                                                   Registration No. 333-09969
==============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                         POST-EFFECTIVE AMENDMENT NO. 1

                                       TO

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                   AUGAT INC.
             (Exact name of registrant as specified in its charter)



         MASSACHUSETTS                                 04-2022285
(State or other jurisdiction of                     (I.R.S. Employer
incorporation or organization)                      Identification No.)

                              1555 LYNNFIELD ROAD
                           MEMPHIS, TENNESSEE  38119
              (Address of Principal Executive Offices) (Zip Code)


                  1996 STOCK BONUS PLAN FOR SENIOR EXECUTIVES
                            (Full title of the plan)

                                JERRY KRONENBERG
                        VICE PRESIDENT - GENERAL COUNSEL
                                   AUGAT INC.
                              1555 LYNNFIELD ROAD
                           MEMPHIS, TENNESSEE  38119
                     (Name and address of agent for service)

                                 (901) 682-7766
         (Telephone number, including area code, of agent for service)

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     On August 12, 1996, Augat Inc. (the "Registrant") filed a Registration
Statement on Form S-8, Registration No. 333-09969 (the "Registration Statement"), to register 150,000 shares of common stock, par value $.10 per share of the Registrant ("Shares"), to be issued pursuant to the Registrant's 1996 Stock Bonus Plan for Senior Executives (the "Plan"). Between August 12, 1996 and the date hereof no Shares have been issued pursuant to the Plan. On December 11, 1996 pursuant to a merger (the "Merger") of a wholly owned subsidiary of Thomas & Betts Corporation, a Tennessee corporation ("T&B") merged with and into the Registrant. As a result of the Merger, the Registrant became a wholly owned subsidiary of T&B. The Plan has been terminated and as a result no additional Shares will be issued pursuant to the Plan. The Registration Statement is hereby amended to remove from registration the remaining 150,000 Shares which remain unissued thereunder.

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                                   SIGNATURES


        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee on the 28th day of March, 1997.


                                                  AUGAT INC.


                                                  BY:/s/ Clyde R. Moore
                                                     ------------------
                                                     Clyde R. Moore
                                                     Chairman of the Board and
                                                     Chief Executive Officer


        Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.


Signature                        Title                      Date
---------                        -----                      ----

/s/ Clyde R. Moore               Chairman of the Board,     March 28, 1997
------------------               Chief Executive Officer
Clyde R. Moore                   and Director (Principal
                                 Executive Officer)

/s/ Fred R. Jones                Vice President - Finance   March 28, 1997
-----------------                and Treasurer and
Fred R. Jones                    Director (Principal
                                 Financial Officer and
                                 Accounting Officer)

/s/ T. Kevin Dunnigan            Director                   March 28, 1997
---------------------
T. Kevin Dunnigan

/s/ Jerry Kronenberg             Director                   March 28, 1997
--------------------
Jerry Kronenberg


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